UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
Form 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): December 28, 2018
Allegiance Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

TEXAS	001-37585	26-3564100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8847 West Sam Houston Parkway N., Suite 200, Houston, Texas 77040
(Address of Principal Executive Offices) (Zip Code)
(281) 894-3200
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

Indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.
On December 28, 2018, Allegiance Bancshares, Inc. (the “Company”) entered into Amendment No. 1 to its Credit Agreement with Prosperity Bank, as lender (the “Amendment”). The Amendment amends the Company's Credit Agreement, dated as of December 22, 2014 (the “Credit Agreement") which was filed with the Securities and Exchange Commission on August 24, 2015 as Exhibit 10.3 to the Company's Registration Statement on Form S-1.

The Amendment increases the revolving line of credit (the "Loan") to an amount not to exceed $45 million (the “Revolving Credit Loan Limit”) and provides that the Company can make draws on the Loan for a period of seven years beginning on the date of the Amendment. The principal amount of the Revolving Credit Loan Limit shall reduce annually by the amount of $7.5 million beginning in December 2020. The entire outstanding balance and unpaid interest is payable in full on December 27, 2025.

In addition, the Amendment allows the Company to use the Loan to repurchase shares of its common stock pursuant to the terms of a repurchase program approved by the Company's Board of Directors and after receipt of required regulatory approvals.

The foregoing description of the terms of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference in this Item 2.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.
(d)           Exhibits. The following is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Amendment No. 1 to Credit Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiance Bancshares, Inc.

Date: December 31, 2018	By:	/s/ Steven F. Retzloff
Steven F. Retzloff
President